UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RICHMOND HONAN MEDICAL PROPERTIES INC.

(Exact name of registrant as specified in its charter)

Maryland	27-2776636
(State of incorporation)	(IRS Employer Identification No.)

975 Johnson Ferry Road

Suite 450

Atlanta, Georgia 30342

(Address, including zip code, of

principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered:
Common stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-168702

Securities registered pursuant to Section 12(g) of the Act: None

This filing relates to the New York Stock Exchange Original Listing Application dated September 30, 2010 filed by Richmond Honan Medical Properties Inc. (the “Registrant”).

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value, of the Registrant is set forth under the caption “Description of Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-168702), as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus contained in its Registration Statement.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RICHMOND HONAN MEDICAL PROPERTIES INC.

Date: November 5, 2010	By:	/S/ RUSSELL S. LAGRONE
	Name:	Russell S. LaGrone
	Title:	Executive Vice President and Chief Financial Officer